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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY
                     UNITED FINANCIAL MORTGAGE CORPORATION
                            REGISTRATION STATEMENT


     I hereby appoint Robert S. Luce or any other person occupying the office of Legal Counsel, Chief Financial Officer, Treasurer, Secretary or Assistant Secretary with the Registrant at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have (including but not limited to the position of director or any officership position) the registration statement prepared under the Securities Act of 1933, as amended. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the registration statement identified in this Power of Attorney and any sale of securities or other transactions accomplished by means of any such registration statement.

     For purposes of this Power of Attorney, United Financial Mortgage Corporation shall be deemed the Registrant.

     This Power of Attorney applies to the following registration statements which may be filed under the Securities Act of 1933 by the Registrant: (i) a registration statement registering up to $5,980,000 of equity securities, and/or warrants; and (ii) any subsequent registration statement which may be filed to register additional securities in the same classes as those covered by the registration statement specified in clause (i) or additional classes of equity securities or warrants which employ a prospectus used in common with the registration statement specified in clause (i) and which does not materially increase the dollar amount of the securities to be offered.

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     This instrument shall remain in effect until and unless I shall give written notice to the Chief Executive Office, Legal Counsel or Chief Financial Officer of the Registrant of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation. This instrument shall be governed by the internal law of the state of Illinois.

Dated:  September 10, 1997

Signature                              Title
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/s/ Joseph Khoshabe                    President, Chief Executive Officer/
-------------------                    and sole director of United
Joseph Khoshabe                        Financial Mortgage Corp.